EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated November 25, 2002 on the statement of condition and related securities portfolios of Van Kampen Focus Portfolios, Taxable Income Series 22 as of November 25, 2002 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."

                                                              GRANT THORNTON LLP

Chicago, Illinois
November 25, 2002